UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section
14(a) of the Securities Exchange
Act of 1934

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Track Data Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Track Data Corporation
95 Rockwell Place
Brooklyn, NY 11217

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 6, 2007

To the Stockholders of Track Data Corporation:

The Annual Meeting of Stockholders of Track Data Corporation (the "Company") will be held at 95 Rockwell Place, Brooklyn, New York 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, December 6, 2007, for the following purposes:

(1)	To elect seven Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the selection and appointment by the Company's Board of Directors of Marcum & Kliegman LLP, independent auditors, as auditors for the Company for the year ending December 31, 2007; and

(3)	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement, form of Proxy and the Annual Report to Stockholders of the Company for the year ended December 31, 2006 are enclosed herewith.  Only holders of record of Common Stock at the close of business on October 19, 2007 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.  A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.

Brooklyn, New York October 25, 2007	By Order of the Board of Directors

Martin Kaye, Secretary

All stockholders are cordially invited to attend the Meeting.  If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope.  No postage is required if mailed in the United States.  Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person.  Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

TRACK DATA CORPORATION
95 ROCKWELL PLACE
BROOKLYN, NEW YORK 11217

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Track Data Corporation (the "Company") of proxies in the form enclosed.  Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 95 Rockwell Place, Brooklyn, New York, 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, December 6, 2007 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and accompanying Proxy are being mailed on or about October 25, 2007 to all stockholders of record on October 19, 2007 (the "Record Date").

Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted.  The cost of soliciting Proxies will be borne by the Company.  The Company has no contract or arrangement with any party in connection with the solicitation of proxies.  Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview.  Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy.  Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies for the election of the seven nominees for director named herein and for the selection of Marcum & Kliegman LLP as independent auditors.  The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 54,113 votes, or approximately 1% of the total number of votes eligible to be cast at the Annual Meeting.  The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals. Barry Hertz, the Company’s principal stockholder who owns or controls 4,702,775 votes or approximately 56% of the total votes eligible to be cast at the Annual Meeting has indicated his intention to vote affirmatively on all of the proposals.

VOTING SECURITIES

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.  On the Record Date there were 8,392,000 outstanding shares of common stock, par value $.01 per share (the "Common Stock").  Each holder of Common Stock is entitled to one vote for each share held by such holder.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2007, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group.  Unless otherwise indicated, each stockholder's address is c/o the Company, 95 Rockwell Place, Brooklyn, New York 11217.

	Shares Owned Beneficially (1)
Name	No. of Shares	% of Class

Barry Hertz (2)	4,902,775	57.	1%

Martin Kaye (3)	137,680	1.	6%

Stanley Stern (4)	27,953	*

Albert Drillick (5)	38,180	*

Abraham Biderman (6)	24,000	*

E. Bruce Fredrikson (7)	27,600	*

Philip Ort (6)	18,000	*

Shaya Sofer (6)	18,000	*

All Officers and Directors as a Group
(seven persons)(8)	291,413	3.	4%
 ---------------
* = less than 1%
(1)
Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares.  For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.  For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  Subject to the foregoing, the percentages are calculated based on 8,392,000 shares outstanding.

(2)
Consists of 3,985,906 shares owned by Mr. Hertz, 697,880 shares owned by Trusts established in the names of Mr. Hertz’s children and 18,989 shares held by a family LLC managed by Mr. Hertz who owns 8% of such LLC.  Mr. Hertz disclaims beneficial interest in shares owned by the Trust and 92% of the family LLC not owned by him. Also includes 200,000 shares issuable upon the exercise of presently exercisable options under the Company’s Stock Option Plans.

(3)	Consists of 7,680 shares owned of record and 130,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(4)	Consists of 9,953 shares owned of record and 18,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(5)
Consist of 30,220 shares owned of record jointly with his wife, 660 shares owned by a trust in the name of his child, and 7,300 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(6)	Consists of shares issuable upon the exercise of presently exercisable options granted under the Company’s Stock Option Plans.

(7)	Consists of 5,600 shares owned of record and 22,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(8)	Consists of 54,113 outstanding shares and 237,300 shares issuable upon exercise of options described in footnotes 2 through 7 above.

ITEM I.  ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as directors of Martin Kaye, Stanley Stern, Albert Drillick, Abraham Biderman, Dr. E. Bruce Fredrikson, Phillip Ort and Shaya Sofer to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting.  However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

Officers and Directors

The officers and directors of the Company are as follows:

Name	Age	Position

Martin Kaye	60	Chief Executive Officer since March 16, 2007,
		Chief Financial Officer, Secretary and Director

Stanley Stern	57	Chief Compliance Officer, TDSC, Director

Albert Drillick	61	Senior Systems Analyst, Director

Abraham Biderman	59	Director

E. Bruce Fredrikson	69	Chairman of the Board since March 16, 2007

Philip Ort	58	Director

Shaya Sofer	58	Director

Key Employees are as follows:
Barry Hertz	57	Chief of Technology, served as Chairman of the Board
		and Chief Executive Officer until March 16, 2007
David Drillick	36	Chief Operating Officer, TDSC

Martin Kaye has been Chief Executive Officer since March 16, 2007, and has been Chief Financial Officer, Secretary and a Director of the Company since 1994.  Mr. Kaye is a certified public accountant.  Mr. Kaye served as Chief Financial Officer of Innodata from October 1993 and Director from March 1995 until his resignation from those positions in May 2001.  He had been an audit partner with Deloitte & Touche LLP for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College (1970).

Stanley Stern has been Chief Compliance Officer of the Company’s broker-dealer subsidiary, TDSC, since April, 2005.  He served as Senior Vice President - Customer Relations from June 2000 to November 2005.  He has been a Director of the Company since May 1999.  He previously served as Director from April 1994 until his resignation in September 1997.  He served as Vice President of the Company and in other capacities for more than five years until his resignation in December 1996.  From January 1998 through May 2000, Mr. Stern was Chief Operating Officer of Integrated Medical Technologies, Inc., an Internet-based provider of medical services information.  Mr. Stern holds a B.B.A. from Baruch College (1973).

Albert Drillick has been a Director of the Company since February 2004. He has served as a Director of Applications and Senior Systems Analyst for the Company for more than the past five years. He holds a Ph.D. degree in Mathematics from New York University Courant Institute (1971).

Abraham Biderman has been a Director of the Company since August 2002.  Mr. Biderman is Chairman of Eagle Advisers, LLC, a diversified financial services and money management firm.  From January 1990 to September 2003, he was Executive Vice President of Lipper & Company, Inc., a diversified financial services firm.  Prior thereto, he served as special advisor to the Deputy Mayor and then the Mayor during New York City's Koch Administration.  From January 1988 through December 1989, Mr. Biderman was Commissioner of New York City's Department of Housing, Preservation and Development.  Prior thereto, he served as Commissioner of New York City's Department of Finance and as Chairman of New York City's Employee Retirement System. Mr. Biderman is a member of the Fiscal Opportunities Task Force of the New York City Partnership, a member of the Housing Committee of the Real Estate Board of New York, a Director of m-Phase Technologies, Inc., a company that manufactures and markets high-bandwidth telecommunications products incorporating DSL technology, and is also on the boards of numerous not-for-profit and philanthropic organizations.  Mr. Biderman is a certified public accountant and graduated with a B.A. in Accounting from Brooklyn College (1970).

Dr. E. Bruce Fredrikson has been a Director of the Company since June 1994 and he has served as Chairman since March 16, 2007. Dr. Fredrikson is currently an independent consultant in corporate finance and governance.  He is Professor of Finance, Emeritus, at Syracuse University's Martin J. Whitman School of Management where he taught from 1966 until his retirement in May 2003. He is a director of Consumer Portfolio Services, Inc., a consumer finance company, and Colonial Commercial Corp., a supplier of HVAC products and supplies.  Dr. Fredrikson holds an A.B. in economics from Princeton University and a M.B.A. in accounting and a Ph.D. in finance from Columbia University.

Philip Ort has been a Director of the Company since June 2004.  Mr. Ort has been the owner/operator of a family Real Estate Management and Investment business comprising residential and commercial properties since 1972.  He serves on the boards of several non-profit organizations.  He attended Brooklyn College from 1967 to 1970.

Shaya Sofer has been a Director of the Company since June 2004.  Since January 2001, he has been Senior Managing Project Director of Energy Spectrum Inc., an energy consulting firm focusing on CHP "Combine Heat and Power" (Cogeneration). Prior thereto, he was a consultant.  He served as Director of Facilities for Track Data Corp. and as Executive Vice President of Fast Track Systems, a disaster recovery business, from 1985 through 1998.  He also was a member of the board of directors of Track Data Corp. from 1986 through 1995, prior to its merger with Global Market Information, Inc. Mr. Sofer holds a B.A. in Mathematics from Queens College (1972).

Barry Hertz has served as Chief of Technology since March 16, 2007. Prior thereto he served as the Company's Chairman and Chief Executive Officer since its inception.  Mr. Hertz reached a settlement with the Securities and Exchange Commission ("SEC") regarding insider-trading charges.  Mr. Hertz consented, without admitting or denying the allegations in the SECs complaint, to a two-year bar from serving as an officer or director of a publicly traded company and a two-year bar from association with a broker or dealer.  He holds a Masters degree in Computer Science from New York University (1973) and a B.S. degree in Mathematics from Brooklyn College (1971).  Until his resignation in May 2001, Mr. Hertz also served as Chairman of Innodata Corporation ("Innodata"), a public company co-founded by Mr. Hertz, of which the Company was a Principal Stockholder, and which is a global outsourcing provider of Internet and on-line digital content services.

David Drillick has been Chief Operating Officer of TDSC, the Company's broker-dealer subsidiary, since December 2005.  He has served as the Company's Vice President of Online Trading Operations since August 2000.  Mr. Drillick was a Principal at Pond Equities, a full service securities broker-dealer, from November 1997 through August 2000.  He had previously been a Branch Manager for King Financial Services, a self-clearing and full service securities broker-dealer.  Mr. Drillick holds a B.S. degree in Mathematics/Actuarial Studies from Touro College (1992).

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Officers serve at the discretion of the Board. There are no family relationships among directors or officers.  Albert Drillick is the father of David Drillick, Chief Operating Officer of TDSC, the Company’s broker-dealer subsidiary.

Director Independence

The Board of Directors has determined each of the following directors to be an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“the NASD listing standards”): E. Bruce Fredrikson, Abraham Biderman, Phillip Ort and Shaya Sofer.

Controlled Company Exemption

The Company is a Controlled Company as defined in NASDAQ’s Stock Market Rule 4350(c)(5) as the Company is owned more than 50% by one individual.  Accordingly, a majority of independent directors is not required to serve on the Company’s Board of Directors.

Meetings of the Board of Directors

The Board of Directors held four meetings during the year ended December 31, 2006.  During 2006, each director attended in excess of 75% of both (i) the total number of board meetings held during the period for which he was a director and (ii) the total number of meetings of each committee of the board on which the director served during the period for which he was on the committee.  The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of stockholders.  All directors attended last year's annual meeting.

Committees of the Board of Directors

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  Serving on the Committee are Dr. E. Bruce Fredrikson, Abraham Biderman and Philip Ort.  The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, Abraham Biderman.  Mr. Biderman is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A.  The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation.  The Audit Committee met four times during 2006.  The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in NASDAQ Stock Market’s Marketplace Rule 4200.

The Board of Directors does not have a Compensation Committee.  In accordance with NASDAQ Stock Market’s Marketplace Rule 4200, a majority of “independent” directors is required to recommend and approve the compensation of executive officers.

The Company does not have a standing Nominating Committee. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in the Company’s Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by Board of Director resolution subject to the recommendation of a majority of the independent directors.  All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors.  In 2006, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has provided such recommendation on a timely basis as described in “Proposals of Stockholders” below.  To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of its voting stock.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company's financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters.  The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent accountants.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s Charter. To carry out its responsibilities, the Audit Committee met four times during fiscal 2006.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls.  Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls.  The Company retains independent auditors who are responsible for conducting an independent audit of the Company’s financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent auditors.  The Audit Committee has also discussed with the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards  ("SAS") No. 61,  "Communications with Audit Committee."  SAS No. 61 requires the independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates,  (iv) any significant audit adjustments,  (v) any disagreements with management, and (vi) any difficulties  encountered in performing the audit.  In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees."  The independent auditors have discussed its independence with the Audit Committee, and has confirmed to us that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.  The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Audit Committee

E. Bruce Fredrikson
Abraham Biderman
Philip Ort

Code of Ethics

The Company has adopted a Code of Ethics that applies to its Chief Executive Officer and Chief Financial Officer. The Code as well as any amendments and waivers of the Code, if any, is posted on the Company’s website at http://www.trackdata.com/codeofethics.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

The Company believes that during the period from January 1, 2006 through December 31, 2006 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Stockholders Communications With the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 718-522-7373. However, stockholders may communicate with the Board of Directors by sending a letter to Board of Directors of Track Data Corporation, c/o Corporate Secretary, 95 Rockwell Place, Brooklyn, NY 11217.  Any communications must contain a clear notation indicating that it is a "Stockholder--Board Communication" or a "Stockholder--Director Communication" and must identify the author as a stockholder.  The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed.  The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year.  Our Board oversaw and administered our executive compensation program. There is no compensation committee.

The principal elements of our executive compensation program are base salary and long-term equity incentives in the form of stock options.  Other benefits and perquisites consist of health insurance benefits, a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance.

Compensation Program Objectives and Philosophy

In General.  The objectives of our compensation programs are to attract, motivate and retain talented and dedicated executive officers, provide our executive officers with both cash and equity incentives to further the interests of the Company and our stockholders, and provide employees with long-term incentives so we can retain them.

Generally, the compensation of our executive officers is composed of a base salary and equity awards in the form of stock options. In setting base salaries, the Board generally reviewed the individual contributions of the particular executive. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Competitive Market.  We define our competitive market for executive talent and investment capital to be the technology and business services industries. To date, we have not engaged in the benchmarking of executive compensation but we may choose to do so in the future.

Compensation Process.  Our Board approved the compensation of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance.

Regulatory Considerations.  Given the compensation cost to us of awarding stock options under recent accounting pronouncements, we will consider the size and frequency of any future stock option awards under our long-term equity incentive program.

Base Salaries

In General.  We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to performance risk. We review base salaries for our named executive officers annually and increases are based on our performance and individual performance. The salary of our principal executive officer was set by our Board at $303,000 for 2007, the same rate as in 2006. Our Board also approved no increase in compensation for 2007 from the annual base salary rate from 2006 for Mr. Stern – $154,500; Mr. Hertz - $454,500 and an increase for Mr. Drillick from $165,000 to $166,000.

Total Compensation Comparison.   No options were awarded to executive officers in 2006 and, except for a $9,000 bonus awarded to Mr. Drillick, base salary represented total compensation for executive officers.

Annual Cash Incentives

In General.  There are no programs presently in place to provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. There are no specific individual performance goals for 2006 incentive awards, but the Board may exercise discretion and take into account individual and corporate performance in determining awards.

Long-term Equity Incentives

In General.  We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. These awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.

Stock Options.  For our named executive officers, our stock option program is based on grants that are individually negotiated.  We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing shareholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. For a discussion of the determination of the fair market value of these grants, see Note A to Notes to Consolidated Financial Statements.

The Board granted options at the end of 2005 and there were no new grants in 2006 to our named executive officers.

We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock options have a 5-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term

Termination by Us for Reason Other than Cause, Disability or Death	Forfeit Unvested	Vested – 30 days

Disability or Death	Forfeit Unvested	Vested – 12 months

Termination for Cause	Forfeit Vested and Unvested	Expire

Change in Control	Not accelerated, comparable substitute, if necessary	Unchanged
Executive Benefits and Perquisites

We provide the opportunity for our named executive officers and other executives to receive certain perquisites and general health and welfare benefits. We also offer participation in our defined contribution 401(k) plan. We do not match employee contributions for executive officers under our 401(k) plan. We provide these benefits to provide an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. For the last completed fiscal year, we provided the following personal benefits and perquisites to our named executives officers:  the Company pays a portion of medical insurance premiums, and, in 2007, will pay long term healthcare insurance for Messrs. Hertz, Kaye and Stern.

The following table sets forth information with respect to compensation paid by the Company for services to it during the year ended December 31, 2006 to the Company's Chief Executive Officer and to the executive officers whose aggregate annual salary and bonus exceeded $100,000 in 2006.

Summary Compensation Table

	Fiscal	Annual
Name and Position	Year	Salary	Bonus	Total

Barry Hertz	2006	$454,500	-	$454,500
Chairman, CEO until his resignation on March 16, 2007

Martin Kaye	2006	$303,000	-	$303,000
Chief Executive Officer since March 16, 2007,
Chief Financial Officer

Key Employees
Stanley Stern	2006	$154,500	-	$154,500
Senior Vice President until December 1, 2005,
Chief Compliance Officer of TDSC since
April 1, 2005

David Drillick	2006	$165,000	$9,000	$174,000
Chief Operating Officer of TDSC
since December 1, 2005

The above table does not include certain perquisites and other personal benefits, the total value of which does not exceed $10,000.  There were no options awarded in 2006. There are no employment agreements, stock appreciation rights, pension plans or long-term incentive plans or deferred compensation plans. No options were exercised in 2006.

Outstanding Equity Awards at December 31, 2006

Name	Number of Securities Underlying Unexercised Options (1)	Option Exercise Price	Option Expiration Date
Barry Hertz	50,000	$5.00	01/22/08
	50,000	$6.25	01/22/08
	100,000	$7.50	03/11/09

Martin Kaye	20,000	$5.00	01/22/08
	20,000	$6.25	01/22/08
	40,000	$7.50	03/11/09
	50,000	$3.00	12/27/10

Stanley Stern	2,000	$5.00	01/22/08
	2,000	$6.25	01/22/08
	4,000	$7.50	03/11/09
	10,000	$3.00	12/27/10

David Drillick	2,000	$5.00	01/22/08
	2,000	$6.25	01/22/08
	4,000	$7.50	01/04/09
	10,000	$3.00	12/27/10

 (1) All outstanding options are presently exercisable.

Directors Compensation Table

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
E. Bruce Fredrikson	$15,000	$1,500	$16,500
Abraham Biderman	$15,000	$1,500	$16,500
Philip Ort	$15,000	$1,000	$16,000
Shaya Sofer	$15,000	$1,000	$16,000

At December 31, 2006 the aggregate number of outstanding options for each director is as follows: E. Bruce Fredrikson – 22,000; Abraham Biderman – 24,000; Philip Ort – 18,000; and Shaya Sofer – 18,000.

Compensation Committee Interlocks and Insider Participation

For the Company's fiscal year ended December 31, 2006, Messrs. Hertz and Kaye were officers of the Company and were members of the Board of Directors (there is no compensation committee).

Compensation Committee Report

The Company does not have a compensation committee.  Accordingly, the entire Board of Directors reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) with management; and based on such review and discussions, the Board recommended that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K.

Board of Directors:

Martin Kaye
Albert Drillick
Stanley Stern
E. Bruce Fredrikson
Abraham Biderman
Philip Ort
Shaya Sofer

Principal Accountant Fees and Services

Audit Fees.
The audit fees for 2006 and 2005 were $150,000 and $110,000, respectively, for Marcum & Kliegman LLP.  All services provided by independent accountants were approved by the audit committee.

Audit Related Fees.
During the fiscal years 2006 and 2005, Marcum & Kliegman LLP did not render audit related services.

Tax Fees.
Tax fees consisted of representation on tax exams and preparation of tax returns. The fees were $39,000 in 2006 and $25,000 in 2005 for Marcum & Kliegman LLP.

All Other Fees.
During the Fiscal years 2006 and 2005, Marcum & Kliegman LLP rendered no professional services other than Audit and Tax matters.

Audit Committee Pre-Approval Policies and Procedures.
The Audit Committee is directly and solely responsible for oversight, engagement and termination of any independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Committee:
Meets with the independent auditor prior to the audit and discusses the planning and staffing of the audit;

Approves in advance the engagement of the independent auditor for all audit services and non-audit services and approves the fees and other terms of any such engagement;

Obtains periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company; and Discusses with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases its executive office facilities in Brooklyn from a limited partnership owned by the Company’s Principal Stockholder and members of his family.  The Company paid the partnership rent of $630,000 and  $623,000 for the years ended December 31, 2006 and 2005, respectively.  The lease provided for the Company to pay $630,000 per annum through April 1, 2006. The Company has since paid at the same rate without a lease.

In connection with the Company's arbitrage trading program, the Company's Principal Stockholder pledged approximately 1.8 million shares of his holdings of the Company's common stock as additional collateral for the arbitrage trading accounts.  The Company is paying its Principal Stockholder at the rate of 2% per annum on the value of the collateral pledged.  Such payments aggregated $42,000 and $44,000 for the years ended December 31, 2006 and 2005, respectively.

The Company's Principal Stockholder had a margin loan of approximately $3 million as a customer of the Company's broker-dealer that was collateralized by 2.5 million of the Company's shares owned by him. The loan was repaid in November 2005.

In 2005, the Company's Principal Stockholder sold 300,000 shares of the Company's common stock to the Company for $837,000.

In April 2006, the Company's Principal Stockholder formed a private limited partnership of which he is the general partner for the purpose of operating a hedge fund for trading in certain options strategies.  The Company has no financial interest in or commitments related to, the hedge fund.  The hedge fund opened a trading account with the Company's broker-dealer.  The Company charged commissions to the hedge fund totaling $89,000 for the year ended December 31, 2006.

The Company has an employee savings program under which employees may make deposits and receive interest at the prime rate. As of December 31, 2006, the Company’s Chief Financial Officer (also Chief Executive Officer since March 16, 2007) had deposits in the program of $479,000 and received interest of $32,000 and $16,000 during the years ended December 31, 2006 and 2005, respectively.

The Company does not have any written policies and procedures for review, approval or ratification of any transaction required to be reported as related party transactions.  The Board of Directors determines in each matter, based on their review of the transaction, whether to approve such transaction.  The Board policy is to obtain approval of a majority of the indendent directors and a majority of the entire Board.  Continuing transactions will be reviewed annually.

Corporate Governance

The Board of Directors has determined each of the following directors to be an “independent director” as defined in Rule 4200(a)(15) of the listing standards of the NASDAQ Stock Market: E. Bruce Fredrikson, Abraham Biderman, Phillip Ort and Shaya Sofer.

The Company has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are Dr. E. Bruce Fredrikson, Abraham Biderman, and Philip Ort. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, Abraham Biderman. Mr. Biderman is an independent director as defined in item 7(d)(3)(iv) of Schedule 14A.

The Board of Directors does not have a Compensation Committee or a Nominating Committee. In accordance with NASDAQ Stock Market’s Marketplace Rule 4200, a majority of “independent” directors is required to recommend and approve the compensation of executive officers.

ITEM II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to approval by the stockholders, the Board of Directors has appointed Marcum & Kliegman LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2007.  Marcum & Kliegman LLP also served as the Company's auditors for the fiscal year ended December 31, 2006 and 2005. It is expected that a representative of Marcum & Kliegman LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.

In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee.  Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS INDEPENDENT AUDITORS

VOTE REQUIRED

Election of Directors.  Directors will be elected at the meeting by a plurality of the votes cast (i.e., the seven nominees receiving the greatest number of votes will be elected as Directors).

Ratification of the Appointment of Independent Auditors.  The appointment of Marcum & Kliegman LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.  Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

EXPENSE OF SOLICITATION

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company.  Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram.  The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

PROPOSALS OF STOCKHOLDERS

Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before May 23, 2008 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting.  Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the 2006 Fiscal Year has been mailed concurrently with this Proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The annual report is not incorporated into the Proxy Statement and is not considered proxy solicitation material.

OTHER MATTERS

The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Brooklyn, New York October 25, 2007	By Order of the Board of Directors

Martin Kaye, Secretary

PROXY

TRACK DATA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Track Data Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Thursday, December 6, 2007 and hereby appoints Martin Kaye, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares.  The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1. Election of Directors:

☐	For all nominees listed below (except as indicated)	☐	Withhold authority to vote for all nominees listed below

To withhold authority for any individual nominee, strike through that nominee's name in the list below.

Martin Kaye	Albert Drillick	Stanley Stern
Abraham Biderman	E. Bruce Fredrikson	Phillip Ort
Shaya Sofer

2. Ratification of the selection of Marcum & Kliegman LLP as independent auditors:

☐	For	☐	Against	☐	Abstain

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF MARCUM & KLIEGMAN LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Dated: ______________, 2007

Signature(s) of Stockholder    _______________________________

(Title, if appropriate)     ____________________________________

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon.  Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, each owner should sign.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.